                                                                   EXHIBIT 10.19

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE ISSUANCE TO THE HOLDER OF THIS NOTE OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE AND IN PAYMENT OF INTEREST ON THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE 1933 ACT. THIS NOTE HAS BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         EQUALNET COMMUNICATIONS CORP.

                  6% SENIOR SECURED CONVERTIBLE NOTE DUE 2001

No. 1                                                              $1,500,000.00
New York, New York
September 4, 1998

              FOR VALUE RECEIVED, EQUALNET COMMUNICATIONS CORP., a Texas corporation (hereinafter called the "Company"), hereby promises to pay to GENESEE FUND LIMITED-PORTFOLIO B, Kaya Flamboyan 9, Curacao, Netherlands Antilles, or registered assigns (the "Holder") or order, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by repurchase in accordance with the terms hereof or otherwise. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable in arrears on each Interest Payment Date, commencing on November 15, 1998, on the principal amount outstanding on such date. Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been converted or redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such conversion or redemption.

              All payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in Interest Notes. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VI.

              The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement and the Holder of this Note and this Note are subject to the terms of the Note Purchase Agreement. The obligations of the Company under this Note are secured pursuant to, and the Holder of this Note is entitled to the benefits of, the Security Agreement.
This Note is one of the several 6% Senior Secured Convertible Notes due 2001 in the original aggregate principal amount of $3,000,000.00 issued by the Company pursuant to the Master Purchase Agreement, the Note Purchase Agreement and the Other Note Purchase Agreements.

              The following terms shall apply to this Note:

                                   ARTICLE I

                         INTEREST NOTES; NO PREPAYMENT

              1.1 ISSUANCE OF INTEREST NOTES IN LIEU OF CASH INTEREST. (a) If the Company exercises its option to make a payment of interest on this Note wholly or partly in Interest Notes (herein sometimes called the "Interest Note Payment Option"), the issuance of Interest Notes upon such exercise of the Interest Note Payment Option shall have been authorized by the Board of Directors of the Company.

              (b) The Company shall not be permitted to exercise the Interest Note Payment Option with respect to any payment of interest on this Note if:

              (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to permit the conversion in full of the Interest Notes to be so issued;

              (ii) the issuance or delivery of such Interest Note or the public resale of the shares of Common Stock issuable upon conversion of such Interest Note by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained or is not in effect or the Registration Statement is unavailable for use by the Holder for the resale of such shares of Common Stock; provided, however//, that this limitation shall not be deemed to be applicable prior to the date which is 105 days after the Issuance Date, if the Registration Statement is on Form S-3, or the date which is 120 days after the Issuance Date, if the Registration Statement is on Form S-1, if this limitation otherwise would be applicable solely because the Registration Statement shall not yet have been declared effective, so long as the Company shall be in compliance in all material respects with its obligations under the Registration Rights Agreement;

              (iii) the shares of Common Stock issuable upon conversion of such Interest Note shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

              (iv) an Event of Default has occurred and is continuing;

              (v) any Repurchase Event shall have occurred and the Holder or the holder of any Other Note shall have executed repurchase rights by reason thereof and the Company shall not have paid the Repurchase Price hereof or the repurchase price thereof; or

              (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on the Nasdaq or the Nasdaq SmallCap.

              (c) If the Interest Note Payment Option is elected, the Company shall issue and deliver or cause to be delivered to the Holder on or before the due date of such interest payment an Interest Note, duly executed on behalf of the Company, in the principal amount equal to the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in such Interest Note were being paid in such lawful money; provided, however, that if in connection with any such election the Company shall have failed to deliver such Interest Note to the Holder within three Trading Days after the applicable Interest Payment Date, then the Company shall not be entitled to use the

Interest Note Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in this Note, from such Interest Payment Date until paid.

              (d) If the Company exercises the Interest Note Payment Option with respect to a payment of interest on this Note, the Company shall deliver to the Holder, on or prior to the date on which such Interest Note is to be received by the Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in an Interest Note and (iii) a brief statement that none of the conditions set forth in Section 1.1(b) has occurred and is existing. Each Interest Note shall be issued in the name of the Holder or its nominee. In addition, on or before the date of issuance of each Interest Note the Company shall notify the Transfer Agent of the issuance of such Interest Note, the principal amount thereof and the name of the registered holder thereof.

              (e) Each Interest Note, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, duly authorized and a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the shares of Common Stock issuable upon conversion of such Interest Note, when so issued, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery of such Interest Note and such shares is in all respects authorized; and the issuance of such Interest Note will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Interest Note relates.

              1.2 OPTIONAL REDEMPTION. If (1) the Company shall be in compliance in all material respects with its obligations to the Holder and the holders of the Other Notes (including, without limitation, its obligations under the Transaction Documents), (2) on the date the Company Optional Redemption Notice is given and at all times until the Redemption Date, the Registration Statement is effective and available for use by the Holder and each holder of Other Notes for the resale of shares of Common Stock acquired by the Holder upon conversion of this Note or by such other holders upon conversion of the Other Notes and (3) no Repurchase Event shall have occurred with respect to which, on the date a Redemption Notice is to be given or on the Redemption Date, the Holder or any holder of Other Notes shall have exercised optional repurchase rights under Sections 5.1 and 5.2 (or the comparable provisions of any Interest Note or Other
Note) by reason of such Repurchase Event and the Company shall not have paid the Repurchase Price to the Holder or the repurchase price has not been paid to such holder, as the case may be, then the Company shall have the right, exercisable by giving a Company Optional Redemption Notice not less than 30 days or more than 60 days prior to the Redemption Date the Holders, at any time to redeem all or from time to time to redeem any part of the outstanding principal amount of this Note in accordance with this Section 1.2. The Company Optional Redemption Notice shall state that: (1) the Company is exercising its right to redeem this Note in accordance with this Section 1.3, (2) the principal amount of this Note to be redeemed, (3) the Redemption Event Redemption Price and (4) the Redemption Event Redemption Date. If the Company shall redeem less than all the outstanding principal amount of this Note, such redemption shall be made as nearly as practical pro rata from the Holder and all holders of Other Notes. Any Company Optional Redemption Notice under this Section 1.2 shall be given to the Holder at its address appearing on the records of the Company. On the Redemption Date (or such later date as the Holder surrenders this Note to the Company), the Company shall make payment of the applicable Redemption Price to the Holder in immediately available funds to such account as specified by the Holder in writing to the Company at least one Business Day prior to the Redemption Date. The Holder shall be entitled to convert this Note or the portion hereof to be redeemed in accordance with Article II through the day prior to the Redemption Date and (2) if the Company shall fail to pay the Redemption Price of this Note or the portion hereof to be redeemed when due, at any time after the due date thereof until such date as the Company pays the Redemption Price of this Note or the portion hereof to be redeemed. This Note or any portion hereof as to which the Holder exercises the right of conversion pursuant to Article II or the optional repurchase right pursuant to Sections 5.1 and 5.2 may be redeemed by the Company pursuant to this Section 1.2 on or after the date of exercise of such conversion right or optional repurchase right, as the case may be, regardless of whether the Company Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

              1.3 OPTIONAL REDEMPTION BY COMPANY FOR OPTIONAL REDEMPTION EVENT.
(a) If an Optional Redemption Event occurs the Company shall have the right to redeem at any one time with respect to such Optional Redemption Event all of the outstanding principal amount of this Note at the Redemption Event Redemption Price pursuant to this Section 1.3 on any Redemption Event Redemption Date, so long as (x) on the date the Redemption Event Redemption Notice is given and at all times to and including the applicable Redemption Event Redemption Date, no Event of Default has occurred and is continuing and no Repurchase Event has occurred with respect to which the Holder or the holder of any Other Note has exercised repurchase rights pursuant to Sections 5.1 and 5.2 (or the comparable provisions of any Interest Note or Other Note) and the Repurchase Price has not been paid to the Holder or the repurchase price has not been paid to such holder, as the case may be, and (y) on the date a Redemption Event Redemption Notice is given and at all times to and including the applicable Redemption Event Redemption Date, the Company is in compliance in all material respects with its obligations to the Holder and the holders of the Other Notes (including, without limitation, its obligations under the Transaction Documents). In order to exercise its right of redemption under this Section 1.3, the Company shall give a Redemption Event Redemption Notice to the Holder not later than ten days after an Optional Redemption Event occurs and not less than 20 days or more than 30 days prior to the Redemption Event Redemption Date stating that: (1) the Company is exercising its right to redeem this Note in accordance with this
Section 1.3, (2) the principal amount of this Note to be redeemed, (3) the Redemption Event Redemption Price and (4) the Redemption Event Redemption Date. On the applicable Redemption Event Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Redemption Event Redemption Date an amount equal to the Redemption Event Redemption Price of this Note.

              (b) The Company shall not be entitled to give a Redemption Event Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice. Notwithstanding the giving of a Redemption Event Redemption Notice, the Holder shall be entitled to convert this
Note in accordance with the terms of this Note by giving a Conversion Notice at any time prior to the later of (1) the date which is one Business Day prior to the applicable Redemption Event Redemption Date and (2) the date on which the Company pays the Redemption Event Redemption Price of this Note to the Holder. The Redemption Event Redemption Price set forth in an Redemption Event Redemption Notice shall be adjusted to reflect the reduced outstanding principal amount of this Note and related accrued interest and Default Interest on the Redemption Event Redemption Date resulting from any permitted conversions of this Note after the Redemption Event Redemption Notice is given.

              (c) Any redemption of this Note pursuant to this Section 1.3 shall be made at the same time as a redemption by the Company of the Interest Notes and the Other Notes. The Company shall not redeem any of the Interest Notes or the Other Notes pursuant to the provisions thereof similar to this Section 1.3 or repurchase or otherwise acquire any of the Interest Notes or the Other Notes (other than a mandatory redemption pursuant to provisions of the Interest Notes or the Other Notes comparable to Section 2.4) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion (based on outstanding principal amount) of this Note for cash at the same price as the Interest Note or Interest Notes or the Other Note or Other Notes.

              1.4 NO PREPAYMENT. Except as otherwise specifically provided in
Section 1.2 and 1.3, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to September 4, 2001.

                                  ARTICLE II

                   CONVERSION; CERTAIN MANDATORY REDEMPTION
                            RIGHTS AND OBLIGATIONS

              2.1 CONVERSION RIGHT. Upon the terms and subject to the limitations contained herein, the Holder shall have the right at any time on or after the earlier of (x) the SEC Effective Date and (y) the date which is 90 days on and after the Issuance Date, and in either such case at any time prior to the payment in full of this Note, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note, and accrued and unpaid interest on the principal amount to be converted and Default Interest on any such interest, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the date the applicable Conversion Notice is given in accordance with this Note. Notwithstanding any other provision of this Note, in no event shall the Holder be entitled at any time to convert any portion of the principal amount of this Note (and accrued and unpaid interest thereon and Default Interest on any such interest) in excess of that portion of the principal amount of this Note (and accrued and unpaid interest thereon and Default Interest on any such interest) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder (including shares of Common Stock beneficially owned by all Aggregated Persons) (other than shares of Common Stock deemed beneficially owned by the Holder or any Aggregated Person of the Holder through the ownership of
(x) the unconverted portion of the principal amount of this Note, any Interest Notes and the Other Notes and accrued and unpaid interest thereon and on any such interest and (y) the unconverted or unexercised portion of the Warrants or any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of this Note and accrued and unpaid interest thereon and Default Interest on any such interest with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular conversion, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Company with respect thereto. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the sum of (1) that portion of the principal amount of this Note to be converted plus (2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the date such Conversion Notice is given, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given.

              2.2 AUTHORIZED SHARES. The Company covenants that, during the period the conversion rights exist, the Company will reserve from its authorized, unissued and otherwise unreserved Common Stock free from preemptive and similar rights 13,043,468 shares (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance Date) to provide for the issuance of Common Stock upon the conversion in full of this Note, the Interest Notes and the Other Notes, subject to reduction from time to time by the number of shares of Common Stock issued on conversion of this Note, the Interest Notes and the Other Notes. The Company shall, from time to time, authorize and reserve additional shares of Common Stock, free from preemptive and similar rights, to be issuable pursuant to the terms of this Note as shall be necessary to ensure that an adequate number of shares of Common Stock are at all times authorized and reserved for issuance upon conversion in full of this Note, the Interest Notes and the Other Notes. The Company shall notify the Holder promptly, but in no event more than ten Business Days, after the Company so reserves additional shares of Common Stock, which notice shall set forth the number of additional shares of Common Stock so reserved. If at any time the number of authorized but unissued shares of Common Stock not reserved or required to be reserved for any other purpose shall be insufficient to effect the conversion of this Note, all Interest Notes and all Other Notes, the Company promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company represents and warrants that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

              2.3  METHOD OF CONVERSION. (a) The right of
the Holder to convert this Note shall be exercised by delivering (which may be made by telephone line facsimile transmission) to the Transfer Agent at the addresses or telephone line facsimile transmission number provided in or pursuant to the Transfer Agent Instruction, a Conversion Notice. On the date the Conversion Notice is delivered, the Company shall acknowledge the Conversion Notice and forward the Conversion Notice as so acknowledged to the Transfer Agent. The number of shares of Common Stock to be issued upon each conversion of this Note shall be the number set forth in the applicable

Conversion Notice, which number shall be conclusive absent manifest error. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within one Trading Day after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within one Trading Day after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. If the Company shall have notified the Transfer Agent and such holder of any such manifest error, and the Company and such holder do not agree as to a resolution of such manifest error on or before the date of such notice by the Company of an error in such Conversion Notice, the Company shall on the date such notice is given submit the dispute to Ernst & Young LLP or another firm of independent public accountants of recognized national standing (the "Auditors") for determination and shall instruct the Auditors to resolve such dispute and to notify the Company, the Transfer Agent and such holder within one Trading Day after such dispute is submitted to the Auditors. Immediately after receipt of timely notice of the Auditors' determination (but in any event within three Trading Days after the applicable Conversion Notice is given to the Transfer Agent), the Transfer Agent shall issue to the converting Holder any additional shares of Common Stock to which such holder is entitled based on the determination of the Auditors. The Transfer Agent is authorized and directed to rely on the Auditors' determination. If the Auditors shall fail to notify the Transfer Agent of their determination within three Trading Days after the applicable Conversion Notice is given to the Transfer Agent, then the Transfer Agent shall, within three Trading Days after receipt of the applicable Conversion Notice, issue to the converting holder any additional shares of Common Stock to which such Holder is entitled based on the applicable Conversion Notice. The Company shall pay any transfer or issuance taxable payable in connection with any conversion of this Note except that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

              (b) If the Holder elects to convert this Note in accordance with
Section 2.1(a), the Holder shall not be required to surrender this Note physically unless the entire unpaid principal amount of this Note is so converted. The Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted without physical surrender of this Note to the Company as aforesaid, the Holder may not transfer this Note unless (1) the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note and (2) such transfer is otherwise in compliance with Section 7.7 hereof. The Company may by notice to the Holder from time to time require the Holder to surrender this Note in exchange for the issuance by the Company of a new Note in a principal amount equal to the outstanding principal amount of this Note and otherwise having terms identical to this Note. Such new Note shall be delivered by the Company to the Holder within three Trading Days after the Company receives this Note from the Holder in response to such notice. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

              (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

              Whenever the Company shall propose to take any of the actions specified in this Section 2.3(c), the Company shall cause a notice to be mailed to the Holder at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

              (d) Upon receipt by the Transfer Agent from the Holder of a Conversion Notice meeting the requirements for conversion as provided in Section 2.1(a) and this Section 2.3, the Company shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after the date of such receipt, and as of the close of business on the date of receipt of such Conversion Notice the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest and Default Interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion except as otherwise provided herein. If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The occurrence of an event which requires an equitable adjustment of the Market Price as contemplated by the definition thereof in Section 6.1 shall in no way restrict or delay the right of the Holder to receive shares of Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Business Days after such occurrence. If the Company fails to issue and deliver the certificates for the

Common Stock to the Holder pursuant to the first sentence of this Section 2.3(d) as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law (1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (2) the Conversion Percentage used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the Conversion Percentage otherwise used to calculate the Conversion Price applicable to such conversion or, if such conversion is based on the Ceiling Price, the ceiling price used to determine the Conversion Price applicable to such conversion shall be reduced by one percentage point from the amount that the Conversion Price otherwise would have been without reduction pursuant hereto, in either case, for each Trading Day after such third Trading Day until such shares of Common Stock are delivered to the Holder and (3) the Holder may by notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to the Holder of the shares of Common Stock issuable upon such conversion of this Note, rescind such conversion, whereupon the Holder shall have the right to convert this Note thereafter in accordance herewith.

              (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the same holder, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price, as reported by Bloomberg, L.P, of the Common Stock on the date the applicable Conversion Notice is given to the Company.

              2.4 LIMITATION ON SHARES ISSUABLE ON CONVERSION; MANDATORY REDEMPTION. (a) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Company or waived by Nasdaq (or other appropriate stock exchange or market), so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX the Company shall not be required to issue upon conversion of this Note and the Interest Notes a number of shares of Common Stock in excess of the Maximum Share Amount. The Company shall maintain records which show the number of shares of Common Stock issued by the Company upon conversion from time to time of this Note and any Interest Notes, which records shall be controlling in the absence of manifest error. The Company shall maintain records which show the principal amount of Interest Notes issued by the Company pursuant to Section 1.1 in payment of interest on this Note and issued pursuant to any Interest Note in payment of interest thereon, which records shall be controlling in the absence of manifest error. Each Interest Note shall be allocated a portion of the Maximum Share Amount allocated to this Note and the other Interest Notes outstanding at the time of issuance of such Interest Note, based on the outstanding principal amounts thereof at the time of such issuance, and the certificate for such Interest Note shall bear a notation as to the certificate number of this Note. Upon surrender of this Note for transfer or re-registration hereof (or, at the option of the Holder, for conversion pursuant to Section 2.1(a) of less than all of this Note), the Company shall make a notation on the new Note issued upon such transfer or re-registration or evidencing such unconverted portion of this Note, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the Note evidenced by such new certificate. If this Note is surrendered for split-up into two or more Notes representing an aggregate principal amount equal to the principal amount of this Note at the time so surrendered (as reduced by any contemporaneous conversion of this Note), each
Note issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining Maximum Share Amount at the time this Note is so surrendered. If this
Note is converted in full, repaid, repurchased or redeemed, all of the Maximum Share Amount which remains unissued after such conversion, repayment, repurchase or redemption shall be re-allocated (1) to all Interest Notes and Other Notes held by the Holder at the close of business on the Conversion Date for such conversion, based on the outstanding principal amounts thereof, and (2) if the Holder does not hold any Interest Notes or Other Notes at the close of business on such Conversion Date, to the Other Notes, based on the principal amounts thereof outstanding at the close of business on such Conversion Date. If any Other Note is converted in full, repaid, repurchased or redeemed, all of the portion of the Maximum Share Amount (as defined in such Other Note) of such Other Note not re-allocated to Other Notes held by the holder of such Other Note and which remains unissued after such conversion, repayment, repurchase or redemption shall be re-allocated to this Note, the Interest Notes and the Other Notes outstanding at the close of business on the date of such conversion, repayment, repurchase or redemption of the Other Note so converted, repaid, repurchased or redeemed pro rata based on the principal amounts outstanding at the close of business on such date.

              (b) (1) If on or after December 16, 1998 and on or prior to September 4, 2001 a Maximum Share Amount Inconvertibility occurs, then the Company shall promptly, but in no event later than five Business Days after each such occurrence, give an Inconvertibility Notice to the Holder (by telephone line facsimile transmission at such number as the Holder has specified in writing to the Company for such purposes or, if the Holder shall not have specified any such number, by overnight courier at the Holder's address as the same appears on the records of the Company) and the Holder may at any time after such occurrence give an Inconvertibility Notice to the Company. If the Company shall have given or been required to give any Inconvertibility Notice, or if the Holder shall have given any Inconvertibility Notice, then within the applicable

Redemption Election Period the Holder shall have the right by a Redemption Election given to the Company (which may be contained in the Inconvertibility Notice given by the Holder) to direct the Company to redeem the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day prior to the applicable Share Limitation Redemption Date be convertible into shares of Common Stock by reason of the limitations set forth in Section 2.4(a) on the applicable Share Limitation Redemption Date, at a price equal to the Share Limitation Redemption Price, payable on the date which is five Business Days after the Holder gives such Redemption Election. If the Holder directs the Company to redeem this Note or any portion hereof and, prior to the date the Company is required to redeem this Note or such portion hereof, the Company would have been able, within the limitations set forth in Section 2.4(a), to convert all of this Note (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by the Holder contained in the second sentence of Section 2.1) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Company or the Holder, as the case may be, had the Holder exercised its right to convert this Note in full on each of such ten Trading Days within such 15 Trading Day period, then the Company shall not be required to redeem any of this Note by reason of such Inconvertibility Notice.

              (2) An Inconvertibility Notice or a Redemption Election given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder in writing within three Business Days after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. Whether or not the Holder has given such undertaking, no such claim of error shall limit or delay performance of the Company's obligation to redeem the full amount of the portion of this Note as to which a Redemption Election has been given and which is not in dispute.

              (c) Notwithstanding the giving of any Inconvertibility Notice by the Company to the Holder or the giving or the absence of any Inconvertibility Notice or Redemption Election by the Holder or any redemption of an inconvertible portion of this Note pursuant to Section 2.4(b), thereafter the provision of Section 2.4(b) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained or waived by the Nasdaq.

              (d) On each Share Limitation Redemption Date, the Company shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to or upon the order of the Holder as specified by the Holder in writing to the Company at least one Business Day prior to such Share Limitation

Redemption Date. If the Company is required to redeem this Note or any portion hereof pursuant to this Section 2.4, the Company shall make payment to the Holder of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of this Note, promptly, but in no event later than three Business Days after surrender of this Note to the Company, the Company shall issue a replacement Note of like tenor having a principal amount equal to the principal amount of this Note remaining after such redemption.

                                  ARTICLE III

                               CERTAIN COVENANTS

              So long as the Company shall have any obligation under this Note:

              3.1 CERTAIN REPURCHASES. (a) The Company shall not itself, and shall not permit any Subsidiary to redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Company or such Subsidiary offers to purchase for cash from the Holder at the time of such redemption, repurchase or acquisition the same percentage of the outstanding principal amount of this Note as the percentage of the number of outstanding shares of Common Stock to be so redeemed, repurchased or acquired at a purchase price equal to the greater of
(i) the Premium Price on the date of purchase pursuant to this Section 3.1(a) and (ii) the Converted Market Price on the date of purchase pursuant to this
Section 3.1(a); provided, however, that if in connection with any determination of the purchase price payable pursuant to this Section 3.1 the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the purchase price payable pursuant to this Section 3.1 in such instance, the amount otherwise specified in clause (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

              (b) The Company shall not, and shall not permit any Subsidiary, directly or indirectly to repurchase, redeem or otherwise acquire any shares of its capital stock other than Common Stock other than repurchases or redemptions of the Company's Series A Preferred Stock or Series D Convertible Preferred Stock which are required to be made by the Company in accordance with the terms thereof as in effect on the Issuance Date or as proposed to be amended pursuant to the Amendment Agreement.

              3.2 CERTAIN TENDER OFFERS. The Company shall not itself, and shall not permit any Subsidiary to (1) make any Tender Offer for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer, or
(2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Company or any Subsidiary, unless such person agrees with the Company to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the greater of (i) the Premium Price on the date of purchase pursuant to this
Section 3.2 and (ii) the greater of (x) the Converted Market Price on the date of purchase pursuant to this Section 3.2 and (y) the greater of (A) the Converted Market Price on the date of the first public announcement of such Tender Offer and (B) the Converted Market Price on the date of purchase pursuant to this Section 3.2.

              3.3 PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge when due, all their respective obligations and liabilities which are material to the Company and the Subsidiaries, taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and for which appropriate reserves have been made on the books of the Company or such Subsidiary.

              3.4 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

              (b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

              3.5 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as conducted by the Company and the Subsidiaries on the Issuance Date, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

              3.6 COMPLIANCE WITH LAWS. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

              3.7 INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

              3.8 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company or any Affiliate of any Subsidiary, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company or an Affiliate of any Subsidiary, as determined in good faith by the Board of Directors.

              3.9 COMPLIANCE. The Company shall (a) use its commercially reasonable best efforts to obtain knowledge of any failure or default by the Company in the timely performance of any material obligation to the Holder or the holder of any Interest Note or Other Note under the terms of this Note or any other Transaction Document and (b) shall notify the Holder promptly, but in no event later than three Business Days after the Company first learns of any such failure or default.

                                  ARTICLE IV

                               EVENTS OF DEFAULT

              If any of the following events of default (each, an "Event of Default") shall occur:

              4.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Company fails (a) to pay the principal, Redemption Price, Redemption Event Redemption Price or Repurchase Price hereof or of any Interest Note when due, whether at maturity, upon redemption, upon acceleration or otherwise, as applicable, or (b) to pay any installment of interest hereon or on any Interest Note when due and, in the case of this clause (b) of this Section 4.1 only, such failure continues for a period of three Business Days after the due date thereof; or

              4.2 CONVERSION AND THE SHARES. The Company fails to issue or cause to be issued shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note or upon exercise of the Warrants or fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or any Interest or upon exercise of the Warrants as and when required by this Note, the Interest Notes, the Note Purchase Agreement, the Transfer Agent Instruction and the Warrants; or

              4.3 BREACH OF COVENANT. The Company (a) fails to comply with
Section 3.1, 3.2 or 3.9 or (b) fails to comply in any material respect with any provision of Article III of this Note (other than Section 3.1, 3.2 or 3.9) or breaches any other material covenant or other material term or condition of this Note (other than as specifically provided in Sections 4.1, 4.2, 4.3(a)), the Note Purchase Agreement, the Security Agreement, the Transfer Agent Instruction or the Warrants, and in the case of this clause (b) of this Section 4.3 only, such breach continues for a period of 20 days after written notice thereof to the Company from the Holder; or

              4.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement, the Security Agreement, the Transfer Agent Instruction and the Warrants) shall be false or misleading in any material respect when made; or

              4.5 CERTAIN VOLUNTARY PROCEEDINGS. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

              4.6 CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

              4.7 JUDGMENTS. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $100,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

              4.8 DEFAULT UNDER OTHER AGREEMENTS. Except as otherwise agreed in writing by the Company and the original Holder of this Note (which agreement shall be binding on any subsequent Holder of this Note or any Interest Note) (a) the Company or any Subsidiary shall default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $100,000 individually or $200,000 in the aggregate for the Company and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; provided, however, that the events and conditions described in the preceding clause shall not constitute an Event of Default unless and until the Company fails to take the action necessary to correct such event or condition within five (5) Business Days of becoming aware of such event or condition; or
(b) any indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $100,000 individually or $200,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

              4.9 DELISTING OF COMMON STOCK. The Common Stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX and shall remain unlisted for a period of three Trading Days; or

              4.10 FAILURE TO OBTAIN OPINION. The Company fails to deliver an opinion of its counsel, Weil, Gotshal & Manges LLP addressed to the Holder as provided in Section 4(l) of the Note Purchase Agreement within seven (7) Business Days of the issuance of this Note;

then, (X) upon the occurrence and during the continuation of any Event of Default specified in Section 4.1, 4.2, 4.3, 4.4, 4.7, 4.8, 4.9 or 4.10, at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in Section 4.5 or 4.6, the Company shall, pay to the Holder an amount equal to the Premium Price on the date of such payment, (Y) all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including all rights and remedies under or in connection with the Security Agreement; provided, however, that if in connection with any Event of Default the Company shall not at such time be in compliance with its obligations under Section 1.2,
3.1 or 3.2 or shall be obligated, or to cause another Person, to redeem, repurchase or purchase all or any portion of this Note, then in lieu of payment of the amount provided in the preceding clause (X) the Company shall pay to the Holder an amount equal to the amount which would be payable to the Holder upon redemption, repurchase or purchase of this Note in accordance with Section 1.2,
3.1 or 3.2 as if the Company had exercised its right to redeem or repurchase this Note (or such Person had become obligated to purchase this Note) pursuant thereto on the date of such payment pursuant hereto.

                                   ARTICLE V

                      REPURCHASE UPON A REPURCHASE EVENT

              5.1 REPURCHASE RIGHT UPON REPURCHASE EVENT. If a Repurchase Event occurs, then the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price.

              5.2 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

              (i) a statement that a Repurchase Event has occurred, the date of such occurrence and the type of Repurchase Event (by reference to the applicable clause of the definition of such term);

              (ii) the date by which the repurchase right must be exercised, and

              (iii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

              (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, and
      (ii) this Note, duly endorsed for transfer to the Company of the portion of the principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

              (c) If the Holder shall have given a Holder Notice, on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

              5.3 OTHER. (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

              (b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

              (c) A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice has been given (which notice shall specify all defects in the Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.

                                  ARTICLE VI

                                  DEFINITIONS

              6.1 CERTAIN DEFINED TERMS. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

              (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

              "Aggregated Person" means any person whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

              "Amendment Agreement" means the Amendment Agreement, dated as of July 31, 1998, by and between the Company and MCM Partners, relating to amendment of the rights and preferences of the Series A Preferred Stock.

              "AMEX" means the American Stock Exchange, Inc.

              "Applicable Rate" means six percent per annum.

              "Average Market Price" for any date means the arithmetic average of the Market Price on each of the five Trading Days, whether or not consecutive, during the applicable Measurement Period having the lowest Market Prices.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

              "Ceiling Price" means $.9006 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the Issuance Date); provided, however, that, notwithstanding any other provision hereof, the Ceiling Price applicable to a particular conversion shall be subject to reduction as provided in Section 2.3(d); provided further, however, that if a Registration Event occurs, then, in addition to any other right or remedy of the Holder, thereafter the Ceiling Price shall be permanently reduced on each Computation Date by an amount equal to two percent of the amount that the Ceiling Price otherwise would have been without any reduction pursuant to this proviso (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

              "Common Stock" shall mean the Common Stock, $.01 par value, or any shares of capital stock into which such stock shall be changed or reclassified after the Issuance Date.

              "Company" shall have the meaning provided in the first paragraph of this Note.

              "Company Certificate" means a certificate of the Company signed by an Officer.

              "Company Notice" means a notice from the Company to the Holder setting forth the information provided in Section 5.2.

              "Company Optional Redemption Notice" means a notice from the Company to the Holder setting forth the information required by Section 1.2.

              "Computation Date" means, if a Registration Event occurs, any of
(1) the date which is 30 days after such Registration Event occurs, if any Registration Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any

Registration Event is continuing on such date, and (3) the date on which all Registration Events cease to continue.

              "Conversion Date" means the date on which a Conversion Notice is actually received by the Transfer Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means.

              "Conversion Notice" means a Notice of Conversion of 6% Senior Convertible Note due 2001 substantially in the form attached hereto as EXHIBIT A, given by the Holder.

              "Conversion Percentage" means 85%; provided, however, that, notwithstanding any other provision hereof, if a Registration Event occurs, then such percentage stated above shall be permanently reduced by two percentage points on each Computation Date (pro rated in the case of any Computation Date which is less than 30 days after a Registration Event occurs or less than 30 days after another Computation Date).

              "Conversion Price" means the lesser of:

              (1) the product of (a) the Average Market Price for such date times (b) the applicable Conversion Percentage; and

              (2) the Ceiling Price;

provided, however, that the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 2.3(d).

              "Converted Market Price" means, for this Note or any portion hereof as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Article II of this Note or such portion hereof and any accrued and unpaid interest hereon and any accrued and unpaid Default Interest hereon if a Conversion Notice were given by the Holder on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in
Section 2.1 times (y) the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date of such determination.

              "Default Interest" shall have the meaning provided in the first paragraph of this Note.

              "Default Rate" means 14 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

              "Event of Default" shall have the meaning provided in Article IV.

              "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

              "Holder" shall have the meaning provided in the first paragraph of this Note.

              "Holder Notice" means a Holder Notice in the form attached hereto as EXHIBIT E.

              "Inconvertibility Notice" means a notice from the Company to the Holder in the form set forth in EXHIBIT B or a notice from the Holder to the Company in the form set forth in EXHIBIT C.

              "Indebtedness" as used in reference to any Person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person.

              "Interest Note" means any 6% Senior Convertible Note due 2001 of like tenor with this Note which is issued by the Company in payment of interest on this Note or any Interest Note in accordance with the terms hereof or thereof.

              "Interest Note Payment Option" shall have the meaning provided in
Section 1.1(a).

              "Interest Payment Dates" shall mean each February 15, May 15, August 15 and November 15 and the Maturity Date.

              "Issuance Date" means the date this Note was issued to the original Holder of this Note.

              "Majority Holders" means at any time the holders of this Note, Interest Notes and the Other Notes which hold Notes, Interest Notes and Other Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of this Note, the Interest Notes and the Other Notes.

              "Market Price" of the Common Stock on any date means the lowest sale price (regular way) for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

              (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and
      (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

              (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

              (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price each trade (regular way) on for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

              (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
      (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note the amount of Securities the Holder would have received had the holders of shares of Series C Preferred Stock converted the shares of Series C Preferred Stock immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

              For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

              (v) The Company or any Subsidiary shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any Subsidiary of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note the amount of cash the Holders would have received had the Holder converted this Note immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

              (vi) A Tender Offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined herein)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any Subsidiary of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause
     (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time. If the application of this clause (vi) to any Tender Offer would result in an increase in the Market Price (determined without regard to this proviso) for any trade, no adjustment shall be made for such Tender Offer under this clause (vi) for such day.

              "Master Purchase Agreement" means the Master Purchase Agreement, dated as of July 31,1998, by and between the Company Genesee Fund Limited-Portfolio B, a British Virgin Islands corporation,Willis Group, LLC, a Texas limited liability company, and Advantage Fund Limited, a British Virgin Islands corporation.

              "Maturity Date" means September 4, 2001.

              "Maximum Share Amount" means 142,620 shares, less from time to time the number of shares issued upon exercise of the Warrants, or such greater number as permitted by the rules of Nasdaq (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date) of Common Stock; provided, however, that if for purposes of Rule 4460(i) of the Nasdaq (or any successor or replacement provision of any stock exchange or stock market on which the Common Stock is listed or traded) the (x) issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants or (y) the issuance of shares of Series D Convertible Preferred Stock and the issuance of shares of Common Stock upon conversion thereof or (z) the issuance of the common stock purchase warrants issued in connection with the issuance of the Series D Convertible Preferred Stock and the issuance of shares of Common Stock upon exercise thereof is not required to be integrated with the issuance of this Note and the Other Notes and the issuance of shares of Common Stock upon conversion thereof, then in each such case the "Maximum Share Amount" shall mean such greater number as equals the maximum number of shares of Common Stock as are permitted by the rules of the Nasdaq or such exchange or market (determined by pro rata allocation of any increase thereof among the Note and the Other Notes based on the original principal amounts thereof) (such amount to be subject to equitable adjustment in terms reasonably acceptable to the Majority Holders from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

              "Maximum Share Amount Inconvertibility" means the occurrence within any period of ten consecutive Trading Days of five or more Trading Days on which all or any portion of this Note is inconvertible due to the restrictions in Section 2.4.

              "Measurement Period" means with respect to any date the period of 25 consecutive Trading Days ending on the Trading Day prior to such date.

              "Nasdaq" means the Nasdaq National Market.

              "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

              "1933 Act" means the Securities Act of 1933, as amended.

              "1934 Act" means the Securities Exchange Act of 1934, as amended.

              "Note" means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

              "Note Purchase Agreement" shall mean the Note Purchase Agreement or Note Purchase and Exchange Agreement, as the case may be, dated as of July 31, 1998, by and between the Company and the original Holder of this Note.

              "NYSE" shall mean the New York Stock Exchange, Inc.

              "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

              "Optional Redemption Event" means that on each Trading Day in any period of 20 consecutive Trading Days commencing on or after the date which is 730 days after the Issuance Date, the Market Price of the Common Stock shall have been not less than 200% of the Ceiling Price in effect on such Trading Day.

              "Option Share Surrender" means the surrender of shares of Common Stock to the Company in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Company to any of its employees, directors or consultants.

              "Other Notes" means the several 6% Senior Convertible Notes due 2001 issued by the Company pursuant to the Other Note Purchase Agreements and any other promissory notes of like tenor issued by the Company in payment of interest thereon or on any Other Note so issued.

              "Other Note Purchase Agreements" means the several Note Purchase and Exchange Agreements or the Note Purchase Agreement, as the case may be, dated as of the date of the Note Purchase Agreement, by and between the Company and the several buyers named therein.

              "Permitted Transferee" means any person who is an "accredited investor" as defined in Regulation D under the 1933 Act.

              "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

              "Premium Percentage" means 115%.

              "Premium Price" means, for this Note or any portion hereof as of any date of determination, the product obtained by multiplying (a) the sum of
(1) the outstanding principal amount of this Note or such portion hereof plus
(2) an amount equal to the accrued but unpaid interest on this Note or such portion hereof to the date of determination, plus (3) an amount equal to the accrued and unpaid Default Interest on this Note or such portion hereof to the date of determination times (b) the Premium Percentage.

              "Redemption Date" means the date of a redemption of this Note or a portion hereof pursuant to Section 1.2, determined in accordance herewith.

              "Redemption Election" means (1) a notice by the Holder to the Company substantially in the form set forth in EXHIBIT D or (2) a notice by the Holder to the Company included in the form of Inconvertibility Notice set forth in EXHIBIT C.

              "Redemption Election Period" means, with respect to a particular inconvertibility of this Note pursuant to Section 2.4, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such inconvertibility is given or (y) the date such Inconvertibility Notice was required to have been given by the Company.

              "Redemption Event Redemption Date" means any Business Day during the period commencing on the date which is 730 days after the Issuance Date and ending on September 4, 2001.

              "Redemption Event Redemption Notice" means a Redemption Event Redemption Notice setting forth the information required by Section 1.3(a).

              "Redemption Event Redemption Price" means an amount in cash equal to the sum of (1) the outstanding principal amount of this Note on the Redemption Event Redemption Date plus (2) accrued and unpaid interest on such principal amount to the Redemption Event Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Redemption Event Redemption Date.

              "Redemption Price" means the greater of:

              (1) the Premium Price on the applicable Redemption Date; and

              (2) the Converted Market Price on the applicable Redemption Date; provided, however, that if in connection with any determination of the Redemption Price the amount specified in clause (y) of the definition of the term Converted Market Price is greater than 200% of the Ceiling Price on the date as of which such amount is determined, then for purposes of computing the Redemption Price in such instance, the amount otherwise specified in clause (y) of the definition of the term Converted Market Price shall be reduced by 20% of the amount by which (A) the amount otherwise specified in clause (y) of the definition of the term Converted Market Price exceeds (B) the Ceiling Price on the date as of which such amount is determined.

              "Registration Event" shall mean (1) the Registration Statement is not effective within 105 days after the Issuance Date, if the Registration Statement is on Form S-3, or 120 days after the Issuance Date, if the Registration Statement is on Form S-1, (2) the Company fails to file the Registration Statement with the SEC within 60 days after the Issuance Date, (3) the Company fails to submit a request for acceleration of the effective date of the Registration Statement in accordance with Section 3(a) of the Registration Rights Agreement, (4) the Registration Statement shall cease to be available for use by the Holder for any reason (including, without limitation, by reason of an SEC stop order, a material misstatement or omission in the Registration Statement or the information contained in the Registration Statement having become outdated); provided, however, that no Registration Event pursuant to this clause (4) shall be deemed to occur prior to the SEC Effective Date, (5) the Common Stock is not listed for trading on any of the NYSE,the AMEX, the Nasdaq or the Nasdaq SmallCap, or (6) the Holder having become unable to convert this
Note in accordance with Article II for any reason (other than by reason of the 4.9% limitation on beneficial ownership set forth therein or a redemption or repurchase thereof).

              "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Company and the original Holder and the original holders of the Other Notes, as amended or modified from time to time in accordance with their respective terms.

              "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

              "Repurchase Event" means the occurrence on or before September 4, 2001 of any one or more of the following events:

              (1) For any period of five consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

              (2) The Common Stock is not listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

              (3) The inability for 45 or more days (whether or not consecutive) of the Holder or the holder of any Other Note to sell shares of Common Stock issued or issuable on conversion of this Note, any Interest Note or any Other Note pursuant to the Registration Statement for any reason on each of such 45 days;

              (4) The Company shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of this Note, any Interest Note or any Other Note as and when required by hereby or thereby or the timely performance of its obligations under Section 3.9 or
      (B) the Company shall fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to the Holder or the holder of any Other Note under the terms of this Note, any Interest Note, any Other Note or any of the other Transaction Documents, as such instruments may be amended from time to time, and in the case of this clause (B) only, such failure or default shall continue for ten Business Days after notice thereof from the Holder to the Company;

              (5) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap, or any sale or other transfer of all or substantially all of the assets of the Company;

              (6) The taking of any action, including any amendment to the Company's Articles of Incorporation, without the consent of the Majority Holders which materially and adversely affects the rights of the Holder or any holder of Other Notes;

              (7) The Stockholder Approval shall not have been obtained on or before the date which is 120 days after the Issuance Date; or

              (8) The occurrence of any Event of Default specified in Article IV of this Note.

              "Repurchase Price" means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the Premium Price on the applicable repurchase date.

              "SEC" means the Securities and Exchange Commission.

              "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

              "Security Agreement" means the Security Agreement, dated as of September 4, 1998, by and between the Company and the original Holder of this Note.

              "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, $.01 par value.

              "Share Limitation Redemption Date" shall mean each date on which the Company is required to redeem this Note or any portion hereof as provided in
Section 2.4(b).

              "Share Limitation Redemption Price" means an amount in cash equal to the Premium Price on the applicable Share Limitation Redemption Date.

              "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of this Note and the Other Notes, as and to the extent required under Rule 4460(i) of Nasdaq as in effect at such time (or any successor or replacement provision thereof).

              "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

              "Tender Offer" means a tender offer or exchange offer.

              "Trading Day" means a day on whichever of (x) the national securities exchange, (y) Nasdaq or (z) the Nasdaq SmallCap which at the time constitutes the principal securities market for the Common Stock is open for general trading of securities.

              "Transaction Documents" means this Note, the Interest Notes, the Other Notes, the Note Purchase Agreement, the Other Note Purchase Agreements, the Security Agreement, the Transfer Agent Instruction from the Company to the Transfer Agent for the benefit of, among others, the Holder of this Note and the Holders of the Other Notes, as contemplated by the Note Purchase Agreement.

              "Transfer Agent" means American Stock Transfer & Trust Company, its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for this Note in accordance with the Transfer Agent Instruction and the name, address and telephone number of whom shall have been given to the Holder by notice from the Company.

              "Transfer Agent Instruction" means the Transfer Agent Instruction from the Company to the Transfer Agent for the benefit of, among others, the Holder of this Note and the holders of the Other Notes, as contemplated by the Note Purchase Agreement.

              "Warrants" means the Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Note Purchase Agreement and to the original holders of the Other Notes pursuant to the Other Note Purchase Agreements.

                                  ARTICLE VII

                                 MISCELLANEOUS

              7.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              7.2 NOTICES. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company (telephone line facsimile transmission number 011-599-932-2008, with a copy to Genesee International, Inc., 10500 N.E. 8th Street, Suite 1920, Bellevue, Washington 98004-4332 (telephone line facsimile number (425) 462-4645); and the address of the Company shall be 1250 Wood Branch Park Drive, Houston, Texas 77079, Attention: Chief Executive Officer (telephone line facsimile transmission number (281) 529-4650). The Holder or the Company may change its address for service by service of written notice to the other as herein provided.

              7.3 AMENDMENT, WAIVERS, ETC. (a) Neither this Note, any Interest Note or any Other Note nor the Security Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby
(i) extend the scheduled final maturity of this Note, any Interest Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Redemption Price, the Redemption Event Redemption Price, the Share Limitation Redemption Price or the Repurchase Price, (ii) release the collateral or reduce the amount of collateral required to be deposited or maintained by the Company pursuant to the Security Agreement except as expressly provided in the Security Agreement, (iii) amend, modify or waive any provision of this Section 7.3, (iv) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (v) except as provided in this Note, change the method of calculating the Conversion Price in a manner adverse to the Holder.

              (b) Notwithstanding any other provision of this Note or the Note Purchase Agreement, in addition to the requirements of Section 7.3(a), any amendment of (x) the second or third sentence of Section 2.1, (y) the definition of the term Aggregated Person or (z) this Section 7.3(b) shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at a duly convened meeting of stockholders of the Company, and entitled to vote or the consent thereto in writing by holders of a majority of the outstanding shares of Common Stock, and the stockholders of the Company are hereby expressly made third party beneficiaries of this Section 7.3(b).

              7.4 ASSIGNABILITY. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

              7.5 CERTAIN EXPENSES. The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment, modification, waiver or consent relating to this Note, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

              7.6 GOVERNING LAW; EXECUTION, ISSUANCE AND DELIVERY. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws. This Note has been signed, issued and delivered in the State of New York and it is the intention of the Company and the Holder that this Note shall be construed accordingly for all purposes.

              7.7 TRANSFER OF NOTE. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred unless (1) the transferee is a Permitted Transferee and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations under (x) Sections 4, 5 and 9 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 9(h) of the Note Purchase Agreement and (y) the Registration Rights Agreement to which the

Holder is entitled to the benefits such transfer shall otherwise be made in compliance with Section 9 of such Registration Rights Agreement.

              7.8 ENFORCEABLE OBLIGATION. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

              7.9 CERTAIN AMOUNTS. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

              7.10 REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                       EQUALNET COMMUNICATIONS CORP.



                                       By: _____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                             NOTICE OF CONVERSION
                OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2001
                       OF EQUALNET COMMUNICATIONS CORP.


To:      American Stock Transfer & Trust Company,
          as Transfer Agent
         6201 Fifteen Avenue
         Third Floor
         Brooklyn, New York  11219

         Attention:    Mr. Barry Rosenthal

         Facsimile No.:  (718) 259-1144

              (1) Pursuant to the terms of the 6% Senior Secured
Convertible Note due 2001 (the "Note"), the undersigned hereby elects to convert
$                  of the Note, equal to the sum of $                  principal
amount of the Note, $                 of accrued and unpaid interest on such
principal amount and $                 of Default Interest on such interest into
shares of Common Stock of Equalnet Communications Corp., a Texas corporation
(the "Company"), at a Conversion Price per share equal to $             .
Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

              (2) The number of shares of Common Stock issuable
upon the conversion of the Note to which this Notice relates is         .

              (3) If the conversion of the Note by this Notice is based on the Market Prices during a Measurement Period, set forth below or on a schedule which accompanies this Notice are the Market Prices during the Measurement Period applicable to this Notice and an indication of the five Market Prices used to determine the Conversion Price set forth above.


                      Date                 Trading Price
                      ----                 -------------

             1. ___________ , ______     $ ______________

             2. ___________ , ______     $ ______________

             3. ___________ , ______     $ ______________

             4.  ___________ , ______     $ ______________

             5.  ___________ , ______     $ ______________

             6.  ___________ , ______     $ ______________

             7.  ___________ , ______     $ ______________

             8.  ___________ , ______     $ ______________

             9.  ___________ , ______     $ ______________

             10. ___________ , ______     $ ______________

             11. ___________ , ______     $ ______________

             12. ___________ , ______     $ ______________

             13. ___________ , ______     $ ______________

             14. ___________ , ______     $ ______________

             15. ___________ , ______     $ ______________

             16. ___________ , ______     $ ______________

             17. ___________ , ______     $ ______________

             18. ___________ , ______     $ ______________

             19. ___________ , ______     $ ______________

             20. ___________ , ______     $ ______________

             21. ___________ , ______     $ ______________

             22. ___________ , ______     $ ______________

             23. ___________ , ______     $ ______________

             24. ___________ , ______     $ ______________

             25. ___________ , ______     $ ______________

          (4) Please issue a certificate or certificates for ________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


--------------------         -------------------
     Name                           Name


--------------------         --------------------
     Address                      Address


--------------------         --------------------
SS or Tax ID Number          SS or Tax ID Number


Delivery Instructions
for Common Stock:            --------------------


          (5) The Holder hereby represents to the Company that the exercise of conversion rights contained herein does not violate the provisions of Section 2.1(a) of the Note relating to beneficial ownership in excess of 4.9% of the Common Stock.

          (6) If this Notice is given on or prior to the date which is two years after the Issuance Date and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) the shares of Common Stock issuable upon the conversion of the Note to which this Notice relates are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the 1933 Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered under the 1933 Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.


                                            NAME:
                                                  ----------------------------

Date
     -------------------------------        ----------------------------------
                                              Signature of Registered Holder
                                             (Must be signed exactly as name
                                                  appears in the Note.)

                                                                       EXHIBIT B



                        COMPANY INCONVERTIBILITY NOTICE
        (SECTION 2.4(b) OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2001)

TO:
    -------------------------------
          (Name of Holder)


          (1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2001 (the "Note"), Equalnet Communications Corp., a Texas corporation (the "Company"), hereby notifies the above-named Holder:

              (a) On     (fill in date) five Inconvertibility Days had occurred
          in a period of ten Trading Days and on such date $     (fill in
          amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

              (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:



          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________


          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


 Date _________________________               EQUALNET COMMUNICATIONS CORP.



                                              By
                                                 -------------------------------

                                                                       EXHIBIT C


                        HOLDER INCONVERTIBILITY NOTICE
        (SECTION 2.4(b) OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2001)


TO:      EQUALNET COMMUNICATIONS CORP.

          (1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2001 (the "Note"), the undersigned (the "Holder"), hereby notifies Equalnet Communications Corp., a Texas corporation (the "Company"):

              (a) On     (fill in date) five Inconvertibility Days had
          occurred in a period of ten Trading Days and on such date
          $     (fill in amount) of principal of the Note and the related
          interest, if any, became inconvertible by reason of the occurrence of five Trading Days on which all or a portion of this Note was inconvertible within a period of ten consecutive Trading Days.

              (b) The five Trading Days on which all or a portion of this Note was inconvertible and which are covered by this Notice and the applicable Conversion Price on each such day are as follows:


          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________

          __________________ , ____     $_____________

          (2) If the following date and amounts are completed in this Notice, the Holder hereby directs the Company to redeem the principal amount set forth below (and the related interest) in accordance with Section 7(a) of the Certificate of Designations set forth below:

               (a) Principal amount of Note to be redeemed:          (fill in)

               (b) On     (fill in Redemption Date), the Company shall pay the
          Holder the Share Limitation Redemption Price of the portion (which, if applicable, may be all) of the Note to be redeemed.

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.



Date _________________________               NAME OF HOLDER:


                                             -----------------------------------


                                             By
                                                --------------------------------
                                                Title:

                                                                       EXHIBIT D


                          HOLDER REDEMPTION ELECTION
                         (SECTION 2.4(b) OF 6% SENIOR
                      SECURED CONVERTIBLE NOTE DUE 2001)


TO: EQUALNET COMMUNICATIONS CORP.

          (1) Pursuant to the terms of the 6% Senior Secured Convertible
Note due 2001 (the "Note"), the undersigned (the "Holder") hereby notifies Equalnet Communications Corp., a Texas corporation (the "Company"), that the Holder is exercising its right to require the Company to redeem a portion (which, if applicable, may be all) of the Note as set forth below in accordance
with Section 2.4(b) of the Note.  On                          (fill in
Redemption Date), the Company shall pay the Holder the Share Limitation
Redemption Price for redemption of $                        principal amount of
the Note and the related interest.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _____________________________    NAME OF HOLDER:



                                      By
                                         ---------------------------------

                                                                       EXHIBIT E

                                 HOLDER NOTICE
        (SECTION 5.2(b) OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2001)

TO:  EQUALNET COMMUNICATIONS CORP.

          (1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2001 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and
5.2(b) of $       of the Note, equal to the sum of $       principal amount of
the Note, $       of accrued and unpaid interest on such principal amount and
$        of Default Interest on such interest at the Repurchase Price provided in the Note.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date: ______________________________       NAME OF HOLDER:



                                           By
                                             ---------------------------------
                                               Signature of Registered Holder
                                                (Must be signed exactly as
                                                name appears in the Note.)